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                               GENERAL PROVISIONS
             APPLICABLE TO RESTRICTED STOCK AWARDS GRANTED UNDER THE
                           GOLF TRUST OF AMERICA, INC.
                         1997 STOCK-BASED INCENTIVE PLAN

                                (SEPTEMBER 1997)


          The specific purposes of performance-based Restricted Stock Awards authorized under the Golf Trust of America, Inc. 1997 Stock-Based Incentive Plan (the "Plan") is to encourage and reward high levels of performance of the Company and thereby to align Participant interests more closely with those of share-holders. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan or the Award Agreement, as the case may be.

          These General Provisions Applicable to Restricted Stock Awards Granted Under the Plan (these "General Provisions") supplement the provisions of Award Agreements contemplated by the Plan and shall apply to any Restricted Stock Award granted under Section 4 of the Plan when incorporated by reference in the Award Agreement.

          1.   OWNERSHIP RIGHTS OF RESTRICTED STOCK.

          (a) RESTRICTIONS ON TRANSFER. Prior to the time they become vested, neither the shares of Restricted Stock comprising the Award nor any interest therein, amount payable in respect thereof, nor Restricted Property (as defined in Section 8 below) subject thereto, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

          (b) DIVIDENDS; VOTING RIGHTS. After the Award Date, the Participant (sometimes, "EMPLOYEE" herein) shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock which are forfeited. Any securities or other property receivable or received by the Employee as a result of any non-cash dividend or other distribution (other than a Stock Dividend), conversion or exchange of or with respect to the Restricted Stock will be subject to the restrictions and risks of forfeiture set forth in these General Provisions to the same extent as the shares of Restricted Stock to which such securities or other property relate. For purposes of these General Provisions, "STOCK DIVIDEND" means only a dividend in and of shares of common stock of the Corporation representing less than 25% of the outstanding shares of its Common Stock prior to the dividend.


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          (c)  CERTIFICATES.  The Corporation shall issue or cause to be issued a certificate or certificates for the shares of Restricted Stock subject to the Award, registered in the name of the Employee, which certificate(s) shall upon redelivery thereof to the Corporation pursuant to subsection (d) below be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby are forfeited hereunder. The certificate(s) representing shares forfeited hereunder shall be cancelled. The certificate(s) representing restricted shares shall bear a legend referring to the Award Agreement and restrictions and limitations on such shares.

          (d) CERTIFICATES TO BE HELD BY CORPORATION; POWER OF ATTORNEY. Concurrently with the execution and delivery of the Award Agreement, upon delivery to the Employee of the certificate(s) representing shares awarded to such Employee, the Employee shall redeliver such certificate(s) to the Corporation, together with a stock power or stock powers, in blank, with respect to such certificate(s), to be held by the Corporation pursuant to the terms hereof. The Employee, by acceptance of the Award, shall be deemed to appoint the Corporation and each of its authorized representatives as the Employee's attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan, these General Provisions or the Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

          2.   VESTING; LAPSE OF RESTRICTIONS.

          (a) VESTING. The Award shall vest and restrictions (other than those set forth in Section 9 (Compliance)) relating to the vested shares shall lapse, in four equal installments on the close of business on the days that are the one year, the two year, the three year and the four year anniversary, respectively, of the date of grant, PROVIDED that at each such vesting date the Employee remains then employed by the Company, unless (i) the Award has earlier vested or has been accelerated, as provided in Section 3 (Termination), Section 4 (Retirement), Section 5 (Disability or Death), or Section 8 (Adjustments), or has been otherwise accelerated pursuant to the Plan, or (ii) the Committee has taken other action with respect to the Award pursuant to Section 6.2 or 6.3 of the Plan.

          (b) DELIVERY OF CERTIFICATES. Promptly after the lapse or other release of restrictions, a certificate or certificates evidencing the number of shares of Common Stock as to which the restrictions have lapsed or been released or such lesser number as may be permitted pursuant to Section 10 (Tax Withholding) shall be delivered to the Employee or other person entitled under the Plan to receive the shares. The Employee or


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such other person shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 9 (Compliance). The shares so delivered shall no longer be restricted shares hereunder.

          (c) MAXIMUM VESTING. The maximum number of restricted shares that may vest on any occasion or event shall not exceed the number of shares that then remain restricted hereunder.

          3. EFFECT OF TERMINATION OF EMPLOYMENT. The effect that termination of a Participant's employment shall have upon the acceleration, vesting or other aspects of such Participant's Restricted Stock Awards hereunder shall be determined according to the applicable provisions of such Participant's then-current employment agreement, if any, with the Company, and otherwise according to the following provisions:

          (a)  FORFEITURE AFTER CERTAIN EVENTS.  Except as provided in
Section 3(c) (Termination Without Cause after Certain Events), Section 4 (Retirement) and Section 5 (Disability or Death), an Employee's shares of Restricted Stock shall be forfeited to the extent such shares have not become vested upon the date such Employee is no longer employed by the Company for any reason, whether such termination occurs with or without cause, voluntarily or involuntarily. If an entity ceases to be a Subsidiary, such action shall be deemed to be a termination of employment of all employees of that entity. However, in any of the foregoing cases, the Committee may make provision, in the Award Agreement or otherwise, for accelerated vesting of some or all of the restricted shares remaining under any Awards held by such Employee, effective immediately prior to such termination event.

          (b) RETURN OF SHARES. Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares shall, without payment of any consideration by the Corporation for such transfer, be automatically transferred to the Corporation, without any other action by the Employee, or the Employee's Beneficiary or Personal Representative, as the case may be. The Corporation may exercise its powers under Section 1(d) and take any other action necessary or advisable to evidence such transfer. The Employee, or the Employee's Beneficiary or Personal Representative, as the case may be, shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares to the Corporation.

          (c) TERMINATION WITHOUT CAUSE FOLLOWING CERTAIN EVENTS. If following a Change in Control Event as defined in Section 7.1(g) of the Plan, the Employee's employment by the Company is involuntarily terminated by the Company other than for cause, as defined by such Employee's employment agreement, if any, and, if not defined therein, as determined by the Committee



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in its sole and absolute discretion, then any portion of his or her Award that has not previously vested (whether such non-vesting is the result of the Employee's decision to refuse the accelerated vesting that occurs upon a hostile Change in Control Event under Section 6.2(b) of the Plan or otherwise) shall thereupon vest, subject to the provisions of Section 9.

          4. EFFECT OF RETIREMENT. If the Employee retires in accordance with the Company's policies, as from time to time in effect, and if the Committee determines that such a retirement has occurred in its sole and absolute discretion and approves the acceleration of vesting (subject to the provisions of Section 9), the Award shall vest to the following extent as of the date of such approval: (x) 25% of the original Award, multiplied by the number of anniversaries of the Award Date elapsed since the Award Date, minus (y) the percentage of the Award previously vested. Any remaining restricted shares under the Award thereupon shall be forfeited, unless the Committee provides at such time for additional vesting (subject to the provisions of Section 9) in the circumstances. The Committee will make its decision regarding such matters no later than 30 days after the date of termination.

          5. EFFECT OF DISABILITY OR DEATH. If the Employee incurs a Disability or dies while employed by the Company, the Employee's Award shall vest to the following extent: (x) 30% of the original Award, multiplied by the number of anniversaries of the Award Date elapsed since the Award Date, minus
(y) the percentage of the Award previously vested. Any restricted shares remaining under the Award shall be forfeited, except to the extent that the Committee prior to the date of vesting (or within 30 days after the date of death, as the case may be) provides that some or all of any remaining restricted shares shall also vest on or as of such date.

          6.   [Reserved]

          7. CONTINUANCE OF EMPLOYMENT. The grant of an Award shall NOT confer upon the Employee any right with respect to the continuation of his or her employment by the Corporation or any Subsidiary or alter or interfere in any way with the right of the Corporation or of any Subsidiary at any time to terminate such employment or to change the compensation of the Employee or other terms of his or her employment; and neither shall these terms alter or in any way affect the rights of the Company or the Employee under any other written employment agreement between them, except as expressly provided herein.

          8. ADJUSTMENTS UPON SPECIFIED EVENTS. Upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 6.2 of the Plan (other than a Stock Dividend), the Committee shall make adjustments if appropriate in the number and kind of securities that may become vested under an


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Award.  If any adjustment shall be made under Section 6.2 of the Plan or an
Event described in Section 7.1(g)(2) of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such Event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the "RESTRICTED PROPERTY"), other than a Stock Dividend, received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash, such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.

          9.   COMPLIANCE; APPLICATION OF SECURITIES LAWS.

          No shares of Common Stock shall be delivered, no restricted shares shall vest, and (subsequent to vesting) no shares shall be offered for sale by the holder unless and until any then applicable requirements of the Securities and Exchange Commission (the "COMMISSION") or any other regulatory agency having jurisdiction and any exchanges upon which the Common Stock may be listed shall have been fully satisfied. Upon the Corporation's request, the Participant, or any other person entitled to such shares of Common Stock pursuant to the Award, shall provide a written assurance of compliance (or representations reasonably requested by the Corporation to assure such compliance) satisfactory to the Corporation.

          The Committee may impose such additional conditions on the Award or on its acceleration or vesting or on the payment of any related tax or withholding obligation as in its sole discretion may be required or advisable to satisfy any applicable legal or regulatory requirements, including, without limitation, provisions necessary to avoid liability under Section 16 of the Exchange Act or to secure benefits of Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act.

          10.  TAX WITHHOLDING AND TAX LOANS.

          (a) The Corporation shall be entitled to require deduction from other compensation payable to the Employee of any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Award, but, in the alternative, (i) the Corporation may require the Employee or other person in whom the Award may vest to advance such sums in


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cash, or (ii) the Corporation may allow the Employee or other person in whom the
Award vests irrevocably to elect, in such manner and at such time or times prior to any applicable Tax Date as may be permitted or required under Section 6.5 of the Plan and rules established by the Committee, to have the Company withhold and reacquire shares of Restricted Stock at the time of vesting to satisfy any withholding obligations of the Company employing the Employee with respect to such vesting. An election to have shares so held back and reacquired shall be subject to approval of the Committee and shall not be available if the Employee has made an election pursuant to Section 83(b) of the Code with respect to such Award.

          (b) The Company may, in its discretion and to the extent permitted by law, authorize a loan to an Employee in the amount of any taxes which the Company may be required to withhold, or for which the Employee may otherwise be liable, in connection with a Restricted Stock Award hereunder, all as provided in Section 6.5(b) of the Plan.

          11. DELIVERY OF SHARES. Vested shares and any amounts deliverable pursuant to the Award shall be delivered and paid only to the Employee or the Employee's Beneficiary or Personal Representative, as the case may be.

          12. EMPLOYMENT BY SUBSIDIARIES. Employment by any Subsidiary shall be considered as the equivalent of employment by the Corporation for all purposes hereunder.

          13. NOTICES. Any notice to be given under the terms of the Plan, these General Provisions or an Award Agreement shall be in writing and addressed to the Corporation at its principal executive office, to the attention of the Corporate Chief Financial Officer and to the Employee at the address given beneath the Employee's signature to the Award Agreement, or at such other address as either party may thereafter designate in writing to the other.

          14.  ADMINISTRATION OF AWARDS.

          (a)  POWERS OF ADMINISTRATION.  The Committee's authority under
Section 1 of the Plan to interpret and make decisions affecting all Awards extends to these General Provisions and all Awards that incorporate them by reference. Without limiting the generality of the foregoing, but subject to the limitations of the Plan, the Committee shall have the responsibility for carrying out the intents and purposes of these General Provisions and related Restricted Stock Awards and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following: (i) to construe, interpret and administer the General Provisions and Award Agreements;
(ii) to make all determinations required by these General Provisions; (iii) to collect and interpret such


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information regarding the Corporation as the Committee may deem advisable or appropriate, or to utilize such other readily available information as it may deem advisable or appropriate, with respect to determinations made hereunder; and (iv) to determine, compute and certify the extent of vesting and the amount of any other benefits payable to Participants hereunder. In making any discretionary changes or other adjustments hereunder or under the Plan, the Committee need not make the same adjustments or confer the same benefits on all holders of Restricted Stock.

          (b) NO LIABILITY OF COMMITTEE. The determination of the Committee in good faith as to any disputed question or controversy shall be binding and conclusive. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by:
(i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. Neither the Company, the Committee nor any member of the Committee or the Board of Directors shall be liable to any Participant for any act or omission of any member or for any act or omission on its, his or her own part, excepting only for its, his or her own willful misconduct.


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